UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 28, 2019

URBAN EDGE PROPERTIES
URBAN EDGE PROPERTIES LP
(Exact name of Registrant as specified in its charter)

Maryland (Urban Edge Properties)	001-36523 (Urban Edge Properties)	47-6311266
Delaware (Urban Edge Properties LP)	333-212951-01 (Urban Edge Properties LP)	36-4791544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

888 Seventh Avenue
New York, NY 10019
(Address of Principal Executive offices) (Zip Code)

Registrant’s telephone number including area code: (212) 956-2556

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.02 Unregistered Sales of Equity Securities

Urban Edge Properties, a Maryland real estate investment trust (the “Company”), conducts all of its business in or through its subsidiary, Urban Edge Properties LP, a Delaware limited partnership (the “Operating Company”). Under the Limited Partnership Agreement of the Operating Company (the “Partnership Agreement”), holders (the “Unit Holders”) of Common Partnership Units of the Operating Company (“Units”) may exchange their Units for, at the Company’s option, either (1) common shares of the Company (“Common Shares”) on a one-for-one basis (subject to adjustment pursuant to the terms of the Partnership Agreement, including in the event of certain distributions, subdivisions or combinations of the Common Shares, and similar events), or (2) cash in an amount determined based on the then market value of such shares.

On February 28, 2019, the Company issued 5,717,184 Common Shares to Vornado Realty L.P. (“VLRP”), the operating partnership of Vornado Realty Trust, in exchange for an equal number of Units after receiving a notice of redemption from VLRP. The issuance is exempt from registration in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended, on the basis that no public offering was made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

URBAN EDGE PROPERTIES
(Registrant)

Date: March 5, 2019	By:	/s/ Mark Langer
Mark Langer, Chief Financial Officer

URBAN EDGE PROPERTIES LP
(Registrant)

	By:	Urban Edge Properties, General Partner

Date: March 5, 2019	By:	/s/ Mark Langer
Mark Langer, Chief Financial Officer